UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 5, 2010

EpiCept Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51290	52-1841431
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

777 Old Saw Mill River Rd., Tarrytown, New York		10591
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	914-606-3500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Item 8.01 Other Events.

On February 5, 2010, the registrant, EpiCept Corporation (the "Company"), entered into an Equity Distribution Agreement establishing an at-the-market program through which it may sell, from time to time and at its sole discretion, shares of its common stock having an aggregate offering price of up to $15 million. Maxim Group LLC is acting as sales agent on the program. The Company intends to use the net proceeds it receives to meet the Company’s working capital needs and for general corporate purposes. A copy of the Equity Distribution Agreement is attached hereto and incorporated herein by reference as Exhibit 10.1.

The Securities are being offered under the Company’s previously filed and effective Registration Statement on Form S-3 (Registration No. 333-160571). On July 23, 2009, the Company filed a base prospectus, and on February 5, 2010, filed a prospectus supplement relating to the offering with the Securities and Exchange Commission.

The Company issued a press release announcing the offering on February 5, 2010. A copy of the press release is attached hereto and incorporated herein by reference as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Equity Disbribution Agreement, dated February 5, 2010.
99.1 Press release, dated February 5, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EpiCept Corporation

February 11, 2010	By:	/s/ Robert W. Cook

Name: Robert W. Cook
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Equity Distribution Agreement, dated February 5, 2010
99.1	Press release, dated February 5, 2010